Exhibit 99.2

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended September 30, 2016

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

South Bend, Indiana

TABLE OF CONTENTS – CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended September 30, 2016

(Dollars in thousands)

Ernst & Young LLP 155 N Wacker Drive Chicago, IL, 60606	Tel: +1 (312) 879 2000 ey.com

Report of Independent Auditors

Board of Directors

Royal Holdings, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of Royal Holdings, Inc. and Subsidiaries, which comprise the consolidated balance sheet as of September 30, 2016 and the related consolidated statements of income, comprehensive income, changes in shareholder’s equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Royal Holdings, Inc. and Subsidiaries at September 30, 2016, and the consolidated results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

January 20, 2017

A member firm of Ernst & Young Global Limited

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(Dollars in thousands, except for per share amounts)

September 30, 2016
ASSETS
Current assets
Cash and cash equivalents	$31,253
Trade receivables, net	72,180
Refundable income taxes	1,563
Inventories, net	68,973
Other current assets	5,838

Total current assets	179,807
Property and equipment, net	131,110
Other assets
Intangible assets, net	464,852
Goodwill	500,678
Other assets	292

Total other assets	965,822

Total assets	$1,276,739

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Accounts payable	$34,973
Current maturities of long-term debt	5,615
Accrued payroll and related benefits	13,829
Other current liabilities	12,706

Total current liabilities	67,123
Noncurrent liabilities
Long-term debt, less current maturities	691,579
Deferred income taxes	145,252
Pension liability	16,310
Other long-term liabilities	8,597

Total noncurrent liabilities	861,738

Total liabilities	928,861
Shareholder’s equity
Common stock, $.01 par value, 5,000 shares authorized; 1,100 shares issued and outstanding	—
Additional paid-in capital	354,852
Retained earnings	2,870
Accumulated other comprehensive loss	(9,844)

Total shareholder’s equity	347,878

Total liabilities and shareholder’s equity	$1,276,739

See accompanying notes to consolidated financial statements

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

Year Ended September 30, 2016
Revenues, net	$617,996
Cost of goods sold	427,365

Gross profit	190,631
Operating expenses:
Selling and marketing	35,107
General and administrative expenses	41,139
Research and development	13,220
Amortization of intangibles	37,873

Total operating expenses	127,339

Operating income	63,292
Other expenses
Interest expense, net	43,025
Transaction-related costs	382

Total other expenses	43,407

Income before income taxes	19,885
Income taxes	5,871

Net Income	$14,014

See accompanying notes to consolidated financial statements

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(Dollars in thousands)

Year Ended September 30, 2016
Net Income	$14,014
Other comprehensive loss, net of tax:
Defined benefit pension plan adjustments (net of tax of $537)	$(1,979)
Foreign currency translation adjustment	$(4,824)

Other comprehensive loss	$(6,803)

Comprehensive income	$7,211

See accompanying notes to consolidated financial statements

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDER’S EQUITY

(Dollars in thousands)

	Common Stock	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Loss	Total
Balance as of October 1, 2015	$—	$349,609	$(11,144)	$(3,041)	$335,424
Net income	—	—	14,014	—	14,014
Capital distribution	—	(75)	—	—	(75)
Capital contribution	—	3,400	—	—	3,400
Stock compensation expense	—	1,918	—	—	1,918
Other comprehensive loss	—	—	—	(6,803)	(6,803)

Balance as of September 30, 2016	$—	$354,852	$2,870	$(9,844)	$347,878

See accompanying notes to consolidated financial statements

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in thousands)

Year Ended September 30, 2016
Operating activities
Net Income	$14,014
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,795
Amortization of intangible assets	37,873
Share-based compensation	1,918
Amortization of deferred financing costs	3,349
Net Periodic Pension Expense	200
Unrealized foreign currency transaction loss	4,019
Deferred income taxes	(2,854)
Loss on sale of assets	329
Changes in operating assets and liabilities, excluding impact of acquisitions:
Trade receivables	(4,476)
Inventories	6,926
Refundable income taxes	(4,861)
Other assets	1,592
Accounts payable	(5,198)
Accrued expenses and other liabilities	1,307
Pension liability	(821)

Net cash provided by operating activities	63,112
Investing activities
Business acquisitions, net of cash acquired	(63,227)
Capital expenditures	(14,482)

Net cash used in investing activities	(77,709)
Financing activities
Borrowings of long-term debt	20,000
Payments on long-term debt	(5,631)
Capital distribution	(75)
Capital contribution	400
Deferred financing costs	(305)

Net cash provided by financing activities	14,389

Net change in cash and cash equivalents	(208)
Effect of exchange rate changes on cash and cash equivalents	936
Cash and cash equivalents as of beginning of year	$30,525

Cash and cash equivalents as of end of year	$31,253

Supplemental disclosure of cash flow information
Interest paid during the period	$38,884
Taxes paid during the period	$11,296
Settlement of business purchase consideration with equity	$3,000

See accompanying notes to consolidated financial statements

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

NOTE 1—DESCRIPTION OF THE BUSINESS

Royal Holdings, Inc. (the “Company”) is a wholly owned subsidiary of Royal Acquisition Corp.

The principal operating subsidiaries included in the Company’s Consolidated Financial Statements are Royal Adhesives and Sealants, LLC and ADCO Products, LLC (formerly ADCO Products, Inc.), which are located in the United States of America, as well as Kömmerling Chemische Fabrik, GmbH located in Germany. The Company also has smaller operating subsidiaries located in the United Kingdom, Canada, France, and China. Through its subsidiaries, the Company’s products are sold to customers throughout North America, Europe and Southeast Asia.

The Company manufactures and markets specialty adhesives, sealants, coatings, polymers, tapes, encapsulants and additives for use in a wide range of commercial, industrial and institutional applications. The Company’s products are sold into five primary market sectors: transportation, assembly and construction; commercial roofing; insulating glass; flooring and carpet; and textile, paper, printing and packaging. These products are also used in a variety of secondary markets including aerospace and defense, automotive, recreational vehicle, bus, truck and trailer, marine, assembly, electrical/electronic, filter, printing, flexible packaging, laminating, graphic arts, solar/renewable energy, personal care, home furnishings, roofing and flooring.

On June 18, 2015, Royal Acquisition Corp. and subsidiaries were acquired by ASP Royal Acquisition Corp through an intermediate merger subsidiary and a financing merger subsidiary (the “Transaction”). The purchase price was funded by the initial equity of the Company and proceeds from long-term debt borrowed by the intermediate financing merger subsidiary. The intermediate financing merger subsidiary merged with the Company at the consummation of the Transaction. As a result, the Company became the surviving entity of the intermediate financing merger, which is deemed to be the accounting acquirer. Therefore, the purchase accounting for the Transaction is recorded in the Company’s Consolidated Financial Statements. The purchase price was allocated as follows:

The allocation of the cash purchase price, net of cash acquired is as follows:

Accounts receivable	69,997
Inventories	83,896
Other Assets	7,559
Property and Equipment	125,105

Total Tangible Assets Acquired	286,557
Accrued liabilities	(80,679)
Deferred income tax liabilities	(161,186)

Total Liabilities Assumed	(241,865)
Identified Intangible Assets	478,200
Goodwill	480,191

Net Assets Acquired	$1,003,083

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fiscal Year: The Company’s fiscal year end is September 30.

Principles of Consolidation: The accompanying Consolidated Financial Statements include the accounts of Royal Holdings, Inc. and it subsidiaries, all of which are wholly owned. All intercompany accounts and transactions have been eliminated.

Accounting Developments: In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” which was subsequently amended by ASU No. 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross Versus Net),” and ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing.” ASU No. 2014-09, as amended, supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605).” The standard is principle based and provides a five step model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. There are also expanded disclosure requirements in this ASU. For non-public entities, this guidance is effective for annual reporting periods beginning after December 15, 2018; hence, the Company is required to apply the new standard for its fiscal year commencing October 1, 2019. Early adoption is permitted for annual reporting period beginning after December 15, 2016, or the Company’s fiscal year commencing October 1, 2017.

The Company is currently evaluating the impact of ASU No. 2014-09 on its Consolidated Financial Statements.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718),” which simplifies the accounting for share-based compensation. The areas for simplification in this ASU involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the Consolidated Statements of Cash Flows. This ASU is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2017, or the Company’s fiscal year commencing October 1, 2018. Early adoption is permitted.

The Company elected early adoption of this ASU as of September 30, 2016 and the adoption did not have a material impact on its Consolidated Financial Statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842),” to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. A lessee should recognize in the Consolidated Balance Sheet a liability to make lease payments (the lease liability) and a right of use asset representing its right to use the underlying asset for the lease term. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from previous U.S. GAAP. This ASU is effective for annual periods beginning after December 15, 2019, or the Company’s fiscal year commencing October 1, 2020. Modified retrospective application is permitted with certain practical expedients. Early adoption is permitted.

The company is currently evaluating the impact of ASU No. 2016-02 on the Consolidated Financial Statements.

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

In November 2015, the FASB issued ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes,” which amends the guidance requiring companies to separate deferred income tax liabilities and assets into current and noncurrent amounts in the Consolidated Balance Sheet. This accounting guidance simplifies the presentation of deferred income taxes, such that deferred tax liabilities and assets be classified as noncurrent in the Consolidated Balance Sheet. This ASU is effective for annual periods beginning after December 15, 2017, or the Company’s fiscal year commencing October 1, 2018; however, we have elected to early adopt this guidance since the date of the Transaction. As a result, we have classified all deferred tax liabilities and assets as noncurrent in the Consolidated Balance Sheet at September 30, 2016.

In September 2015, the FASB issued ASU No. 2015-16, “Simplifying the Accounting for Measurement Period Adjustments,” which eliminates the requirement to retrospectively account for measurement period adjustments related to a business combination. This ASU is effective for annual periods beginning after December 15, 2016, or our fiscal year commencing October 1, 2017, and is to be applied prospectively. Early adoption is permitted.

The Company has decided to adopt the amendments of this ASU as of October 1, 2016.

In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” which requires a company to measure inventory within the scope of this guidance (inventory measured using first-in, first-out (FIFO) or average cost) at the lower of cost and net realizable value methods. This ASU is effective for annual periods beginning after December 15, 2016, or our fiscal year commencing October 1, 2017; however, we will early adopt this guidance in our fiscal year beginning October 1, 2016, as early adoption is permitted. We do not expect the adoption of this guidance to have a material impact to our Consolidated Financial Statements.

In April 2015, the FASB issued ASU No. 2015-03, “Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs.” This ASU requires debt issuance costs be presented in the balance sheet as a direct deduction from the carrying value of the associated debt liability. Amortization of those costs should be reported as interest expense. This ASU is effective for financial statements issued for annual periods beginning after December 15, 2015, and early adoption is permitted for financial statements that have not been previously issued. The new guidance is to be applied on a retrospective basis for each period presented in the balance sheet.

The Company early adopted this guidance as of October 1, 2015.

Cash and Cash Equivalents: Cash and cash equivalents include cash and highly liquid investments with original maturities of three months or less. At times, the Company’s deposits with financial institutions may be in excess of applicable deposit insurance limits.

Accounts Receivable: The Company records accounts receivable based on the amounts billed to customers. Most billings and past due receivables are determined based on contractual terms. The Company does not require collateral for products sold or accrue interest on accounts receivable past due.

Allowance for Doubtful Receivables: The allowance for doubtful receivables is determined by management based on the Company’s historical losses, specific customer circumstances, and general economic conditions. Periodically, management reviews accounts receivable and adjusts the allowance based on current circumstances and charges off uncollectible receivables against the allowance when all attempts to collect the receivable have failed. The allowance for doubtful receivables was $1,412 as of September 30, 2016.

Inventories: Inventories are stated at the lower of cost or market, with cost determined by the first-in, first-out method. The company records reserves for inventory in excess of production or forecasted requirements.

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Property, Plant and Equipment: Property, plant and equipment acquired in business combinations are recorded at the fair value of the assets in the transaction. Assets purchased in the normal course are valued at cost. Property, plant and equipment are stated at recorded value less accumulated depreciation. Depreciation is determined by the use of the straight-line method over the estimated useful lives of the related assets. Expenditures for repairs and maintenance that neither materially add to the value of the asset nor appreciably prolong its life are expensed as incurred. Gains or losses on disposals are recorded in the statement of income.

Depreciation expense was $9,795 for the year ended September 30, 2016.

The assets’ estimated lives used in computing depreciation are as follows:

Buildings and improvements	20 - 30 years
Machinery and equipment	3 - 20 years
Office furniture and fixtures	5 - 10 years

Intangible Assets: Finite lived intangible assets estimated lives used in computing amortization are as follows:

Tradenames	18 to 20 years
Technology	18 to 20 years
Non-compete arrangements	5 years
Customer relationships	10 to 20 years

Useful lives for identifiable intangible assets were estimated at the time of the acquisition based on the periods of time from which the Company expects to derive benefits from the identifiable intangible assets. The identifiable intangible assets are amortized using the straight-line method, which reflects the pattern in which the assets are expected to be consumed. The Company tests intangible assets subject to amortization for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company did not recognize any impairment losses on intangible assets in the year ended September 30, 2016.

Goodwill: Goodwill results from business acquisitions and represents the excess of the purchase price over the fair value of the acquired tangible assets, liabilities and identifiable intangible assets. Goodwill is assessed at least annually for impairment, and any such impairment will be recognized in the period identified. During Fiscal year 2016, the Company changed its annual impairment testing date from September 30, to the first day of its fourth fiscal quarter, as it was preferable to align with the timing of the Company’s annual strategic planning and budgeting process, to allow management sufficient time to complete its annual impairment assessment and to make the year-end financial close and reporting process more efficient. The Company performed its annual impairment testing as of July 1, 2016 and, as a result of such testing, no goodwill impairment losses were noted in the year ended September 30, 2016.

Long-Lived Assets: Management reviews property and equipment and other long-lived assets for impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. When such events or changes in circumstances occur, the Company recognizes an impairment loss if the undiscounted future cash flows expected to be generated by the asset or asset group are less than the carrying value of the related asset. The impairment loss would adjust the asset to its fair value. The Company did not recognize any impairment for the year ended September 30, 2016.

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Deferred Financing Costs: Deferred financing costs of $25,179 at September 30, 2016 are amortized using the effective interest method over the term of the related debt. Accumulated amortization was $4,356 at September 30, 2016. Deferred financing costs are presented as a direct deduction from the carrying value of the associated debt liability. Amortization of deferred financing costs of $3,349 is included in interest expense for the year ended September 30, 2016.

Foreign Currency Translation: All assets and liabilities in the balance sheets of the Company’s foreign subsidiaries are translated at year-end exchange rates, except shareholder’s equity which is translated at historical rates. Revenues, costs, and expenses are recorded at average exchange rates during the year. Translation gains and losses are accumulated as a component of shareholder’s equity. Realized foreign currency transaction gains and losses are included in general and administrative expense in the Consolidated Statement of Income. Approximately ($4,019) and $690 of unrealized and realized foreign currency transaction (losses) gains, respectively were recorded for the year ended September 30, 2016 and are included in general and administrative expenses in the consolidated statement of income.

Income Taxes: The Company files a consolidated federal income tax return with Royal Acquisition Corp, its parent. The provision for income taxes in the Consolidated Financial Statements reflects income taxes as if the businesses were stand-alone entities and filed separate income tax returns. The Company applies the liability method of accounting for income taxes. Deferred income taxes are recognized for the income tax consequences of temporary differences by applying enacted tax rates applicable to future years to differences between the financial statement carrying amount and the tax basis of existing assets and liabilities.

Fair Value: GAAP establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value and describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability.

The fair values of intangible assets and other noncurrent assets associated with each acquisition were determined to be Level 3 measurements under the fair value hierarchy. Intangible asset values were determined using discounted cash flow models. The more significant inputs to the models were estimated future cash flows, customer attrition rates, assumed royalty rates, and discount rates.

Revenue Recognition: The Company recognizes revenues when all of the following criteria have been satisfied: (1) persuasive evidence of an arrangement exists, (2) title has transferred and delivery occurs (based upon shipping terms), (3) pricing is fixed or determinable and (4) collection, in management’s judgment, is reasonably assured. The Company’s customer contracts include both shipping terms in which title transfer upon shipment from the Company’s facilities and upon delivery to the customer’s place of business or a designated location. .

Revenue is recognized net of any collect and remit taxes billed to customers, such as sales tax, value added tax (“VAT”) or goods and services tax (“GST”).

Provisions for sales returns are estimated based on historical experience, and are adjusted for known returns, if material. Rebates and discounts under customer incentive programs are recorded as a reduction of net revenue based on historical experience.

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Concentration of Credit Risk: Sales to the Company’s largest customer accounted for approximately 13% of sales for the year ended September 30, 2016. Accounts receivable from the same customer represented approximately 12% of outstanding gross accounts receivable at September 30, 2016.

Shipping and Handling: Costs incurred by the Company related to shipping and handling are included in cost of goods sold. All amounts billed to customers related to shipping and handling are included in cost of goods sold.

Research and Development: Research and development costs are expensed as incurred. Costs incurred for research and development primarily include salaries and benefits and consumable supplies, as well as rent, professional fees, utilities and the depreciation of property and equipment used in research and development activities.

Equity-based Employee Compensation: Compensation expense for equity awards with only service conditions and a graded vesting schedule, is recognized on a straight-line basis over the vesting period for the entire award. Compensation expense for equity awards with performance conditions and a graded vesting schedule is recognized on a tranche-by-tranche basis over the vesting period for each tranche when the company deems the performance conditions probable of achievement.    See Note 14 to the Consolidated Financial Statements for additional information on equity-based employee compensation.

Financial Instruments and Fair Values: The carrying value of accounts receivable and accounts payable approximated fair values at September 30, 2016, because of the short maturities of these instruments. The carrying amounts of long-term debt, including current maturities, approximated fair value as of September 30, 2016, based on terms and conditions available to the Company at those dates in comparison to terms and conditions of outstanding debt.

Use of Estimates in the Preparation of Financial Statements: The preparation of Consolidated Financial Statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the valuation of goodwill and intangible assets, useful lives of property, plant and equipment, and intangible assets, asset impairments, recognition and measurement of tax positions, inventory valuation, the determination of inventory reserves, the allowance for doubtful receivables, and the environmental liability, and pension liability. Actual results could differ from those estimates.

Environmental and Remediation Costs: Environmental remediation liability is recognized when a loss is probable and can be reasonably estimated. Such liabilities generally are not subject to insurance coverage. The cost of each environmental remediation is estimated by engineering, financial, and legal specialists based on current law and considers the estimated cost of investigation and remediation required and the likelihood that, where applicable, other responsible parties will be able to fulfill their commitments. The process of estimating environmental remediation liabilities is complex and dependent primarily on the nature and extent of historical information and physical data relating to a contaminated site, the complexity of the site, the uncertainty as to what remediation and technology will be required, and the outcome of discussions with regulatory agencies and, if applicable, other responsible parties at multi-party sites. In future periods, new laws or regulations, advances in remediation technologies and additional information about the ultimate remediation methodology to be used could significantly change estimates by the Company. Refer to Note 11, Commitments and Contingencies for additional information.

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Prior Period Adjustments: The Company recorded certain prior period adjustments pertaining to inventory valuation, accrued liabilities, income taxes and goodwill. The adjustments were not material individually or cumulatively and decreased the opening deficit by $271.

Subsequent Events: Management has performed an analysis of the activities and transactions subsequent to September 30, 2016 to determine the need for any adjustments to and/or disclosures within the Consolidated Financial Statements for the year ended September 30, 2016. Management has performed their analysis through January 20, 2016, the date the Consolidated Financial Statements were available to be issued.

NOTE 3—BUSINESS COMBINATIONS

The following acquisitions during the year were accounted for under the purchase method of accounting in accordance with ASC Topic 805, Business Combinations. The respective purchase prices were allocated to the tangible assets and intangible assets acquired and liabilities assumed based on their estimated fair values on the acquisition date, with the remaining unallocated purchase price recorded as goodwill.

TSV Adhesives Systems, Inc.: On January 4, 2016, the Company acquired all of the equity interests of TSV Adhesives Systems, Inc., d/b/a ASI Adhesives (“ASI”) for an aggregate purchase price of approximately $51,421, which consisted of initial cash of $50,000, subsequently reduced by a working capital adjustment of $409 and additional purchase price of $1,830 paid in October 2016. $3,000 of stock was subsequently exchanged for and investment in Royal Holdings. The purchase price was funded by cash flows of the Company and proceeds from its line of credit. The acquisition expands the Company’s product offering and distribution network.

The final allocation of the purchase price is as follows:

Cash	$1,738
Accounts Receivable	1,490
Inventories	2,742
Prepaids & Other	92
Property and Equipment	2,369

Total Tangible Assets Acquired	8,431
Accounts Payable and Accrued Liabilities	(2,900)

Total Liabilities Assumed	(2,900)
Identified Intangible Assets	30,230
Goodwill	15,660

Net Assets Acquired	$51,421

A premium (i.e., goodwill) was paid over the fair value of the net tangible and identified intangible assets for potential strategic and financial benefits that the Company believes will be realized as a result of the acquisition. These benefits include, but are not limited to, acquiring a talented, assembled workforce and realizing the economic benefits of future products developed. The goodwill arising from the acquisition is expected to be deductible for tax purposes.

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

The fair value of long-term assets was determined by management with the assistance of outside valuation specialists. The land and buildings were valued based on sales of comparable real estate.

The Company incurred acquisition costs of $242 in the year ended September 30, 2016, which are included as other expenses in the Consolidated Statement of Income. These costs were primarily associated with third-party professional services relating to the evaluation, due diligence and closing activities. Additionally, deferred financing costs of $305 were incurred upon the closing of this transaction.

Weld Mount Systems.: On January 29, 2016, the Company acquired the business assets of Associated Technologies, LLC, d/b/a Weld Mount Systems (“Weld Mount”) for an aggregate purchase price of approximately $3,406, which consisted of $3,400 of cash, subsequently increased by a working capital adjustment of $6. The purchase price was funded by cash flows of the Company and proceeds from its line of credit. The acquisition expands the Company’s adhesively-bonded fasteners product offering.

The final allocation of the purchase price is as follows:

Accounts Receivable	$122
Inventories	372
Prepaids & Other	6

Total Tangible Assets Acquired	500
Identified Intangible Assets	2,162
Goodwill	744

Net Assets Acquired	$3,406

A premium (i.e., goodwill) was paid over the fair value of the net tangible and identified intangible assets for potential strategic and financial benefits that the Company believes will be realized as a result of the acquisition. These benefits include, but are not limited to, acquiring a talented, assembled workforce and realizing the economic benefits of future products developed. The goodwill arising from the acquisition is expected to be deductible for tax purposes.

The Company incurred acquisition costs of $35 in the year ended September 30, 2016, which are included as a component of other expenses in the Consolidated Statement of Income. These costs were primarily associated with third-party professional services relating to the evaluation, due diligence and closing activities.

CASS Polymers Inc.: On June 30, 2016, the Company acquired all of the equity interests of CASS Holdings Company d/b/a CASS Polymers, Inc. (“CASS”) for an aggregate purchase price of approximately $14,968, which consisted of initial cash of $15,000, subsequently reduced by a working capital adjustments of $32. The acquisition significantly expanded the Company’s aerospace and defense sealants offerings. The purchase price was funded by cash flows of the Company and proceeds from its line of credit.

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

The preliminary allocation of the purchase price is as follows:

Accounts Receivable	$492
Inventories	272
Prepaids & Other	17
Property and Equipment	135

Total Tangible Assets Acquired	916
Accounts Payable	(18)

Total Liabilities Assumed	(18)
Identified Intangible Assets	7,900
Goodwill	6,170

Net Assets Acquired	$14,968

The Company is still in the process of calculating the income tax liability related to the pre-acquisition period which was assumed by the company and as well as the deferred taxes. As a result of these calculations being incomplete as of the reporting date the amounts for income tax liability, deferred taxes, goodwill, and due from seller are considered provisional and subject to change upon final determination.

A premium (i.e., goodwill) was paid over the fair value of the net tangible and identified intangible assets for potential strategic and financial benefits that the Company believes will be realized as a result of the acquisition. These benefits include, but are not limited to, acquiring a talented, assembled workforce and realizing the economic benefits of future products developed. The goodwill arising from the acquisition is expected to be deductible for tax purposes.

The Company incurred acquisition costs of $105 in the year ended September 30, 2016, which are included as a component of other expenses in the Consolidated Statement of Income. These costs were primarily associated with third-party professional services relating to the evaluation, due diligence and closing activities.

NOTE 4—ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

Accounts receivable, gross	$73,592
Allowance for doubtful accounts	(1,412)

$72,180

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

The allowance for doubtful accounts consists of the following:

Beginning balance	$1,263
Provision	284
Write-offs	(10)
Recoveries	(125)

Ending balance	$1,412

NOTE 5—INVENTORIES

Inventories consist of the following:

Raw and packaging materials	$37,736
Work in process	1,542
Finished goods	33,882

73,160
Inventory reserves	(4,187)

$68,973

NOTE 6—PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

Land	$6,567
Buildings and improvements	33,270
Machinery and equipment	87,120
Office furniture and fixtures	9,055
Construction in progress	6,976

142,988
Accumulated depreciation	(11,878)

$131,110

NOTE 7—INTANGIBLE ASSETS

	Weighted average remaining useful life	Cost	Accumulated Amortization
Tradenames	17.4	$78,250	$(5,320)
Technology	17.3	152,373	(10,323)
Non-compete agreements	4.3	60	(9)
Customer relationships	10.1	282,532	(32,711)

		$513,215	$(48,363)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Intangible amortization expense was $37,873 for the year ended September 30, 2016.

Estimated annual amortization expense for each of the next five years, assuming no changes in estimated useful lives, is as follows:

2017	$38,469
2018	38,469
2019	38,469
2020	38,469
2021	38,460

NOTE 8—GOODWILL

The changes in the carrying value of goodwill for the year ended September 30, 2016, are as follows:

Opening balance	$480,771
Goodwill acquired	22,574
Foreign exchange impact	(2,667)

Ending balance	$500,678

NOTE 9—DEBT

Debt consists of the following:

1st Lien Credit Agreement Term Loan	$553,000
2nd Lien Credit Agreement Term Loan	145,000
Revolving Line of Credit	20,000
Capital leases	17

718,017
Debt issue costs	(20,823)

697,194
Current maturities	(5,615)

Debt, long-term portion	$691,579

As discussed in Note 2, the Company adopted ASU No. 2015-03, “Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs”. As a result of the adoption of this guidance, debt issuance costs are presented as a direct deduction from the carrying value of the related debt, in the Consolidated Balance Sheet.

1st Lien Credit Agreement Term Loan: The term loan is due June 19, 2022 and requires quarterly principal payments of $1,400 plus interest. The loan is secured by all assets of the Company. Beginning December 31, 2016, the Company is required to make additional principal payments based on excess cash flow, as defined.

2nd Lien Credit Agreement Term Loan: The term loan is due June 19, 2023 and requires quarterly payments of interest. Principal payments are required beginning December 31, 2016 based on excess cash flow, as defined. Beginning December 31, 2016, the Company is required to make additional principal payments based on excess cash flow, as defined.

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Revolving Line of Credit: The Company may borrow $68,000, subject to limitation based on a defined leverage calculation, through June 19, 2020. The borrowings were not limited at September 30, 2016. At September 30, 2016, there were $20,000 in borrowings against the revolving line of credit.

Letter of Credit: The 1st Lien Credit Agreement also provides for standby letters of credit in an aggregate amount of $10,000. Any outstanding letters of credit would reduce the availability under the revolving line of credit.

Interest on the 1st Lien Term Loan and outstanding borrowings under the Revolving Line of Credit is payable at the LIBOR monthly rate plus applicable margin of 3.50%, as defined by the debt agreement. The effective rate of the 1st Lien Term Loan was 4.50% at September 30, 2016.

Interest on the 2nd Lien Term Loan is payable at the LIBOR monthly rate plus applicable margin of 7.5%, as defined by the debt agreement. The effective rate of the 2nd Lien Term Note was 8.5% at September 30, 2016.

Collateral and Restrictive Covenants: Borrowings under the 1st lien and 2nd lien credit agreements are collateralized by substantially all assets of the Company. The Credit Agreements and Revolving Line of Credit contain, among other provisions, certain restrictive covenants including maintenance of a minimum total leverage ratio. As of September 30, 2016, the Company was in compliance with these covenants.

Capital leases:

The Company leases copiers and office equipment under capital leases which mature by the end of 2017. The leases require monthly principal and interest payments.

Debt Maturities: Principal payments of long-term debt for the next five years, and thereafter, are as follows:

2017	$5,615
2018	5,602
2019	5,600
2020	25,600
2021	5,600
Thereafter	670,000

As noted above, the Company is subject to additional principal payments on the 1st and 2nd Lien Credit Agreement Term Loans based upon the results of annual excess cash flow calculations, as prescribed in the related agreements, which are performed at September 30 each year, commencing September 30, 2016. At September 30, 2016, the Company is not required to make an excess cash flow payment.

NOTE 10—INCOME TAXES

Income before tax is comprised of the following:

U.S.	$8,242
Foreign	11,643

19,885

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

The provision (benefit) for income taxes consists of the following:

Current
U.S. Federal	$2,513
State	269
Foreign	5,943

8,725
Deferred
U.S. Federal	739
State	(857)
Foreign	(2,736)

(2,854)

$5,871

A reconciliation of the statutory US income tax rate to the effective income tax is as follows:

Statutory Federal Rate	35.00%
Increase (decrease) in tax rate resulting from:
State income taxes	1.35%
State income tax rate changes	(4.78%)
Statutory rate differences-Non-US entities	(3.56%)
Permanent differences	2.83%
Change in statutory income tax rate-Non-US entities	(2.18%)
Other	0.86%

Effective Tax Rate	29.52%

The composition of the net deferred tax liabilities in the accompanying Consolidated Balance Sheet is as follows:

Deferred Tax Assets:
Trade receivables	$645
Prepaid expenses	168
Inventories	1,475
Accrued expenses and other liabilities	1,997
Pension liability	2,579
State net operating loss carryforward	650
Tax credit carryforward	416

Total Deferred Tax Assets	7,930

Deferred Tax Liabilities
Property, plant and equipment	(20,364)
Goodwill	(1,624)
Intangible assets	(131,194)

Total Deferred Tax Liabilities	(153,182)

Net Deferred Tax Liabilities	$(145,252)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

A valuation allowance is required to reduce the deferred tax assets reported if, based on the weight of evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management has considered the relevant evidence and determined that no valuation allowance was necessary at September 30, 2016.

The state net operating loss carryforward of approximately $650 as of September 30, 2016 is available to reduce future consolidated taxable income and if not utilized will expire at various times from fiscal years ending 2029 through 2035. The Company utilized approximately $23,412 of its federal net operating loss carryforward and $580 of its state net operating loss carryforward during the fiscal year ended September 30, 2016 to offset taxable income.

The Company accounts for uncertainty in income taxes in accordance with accounting principles generally accepted in the United States of America (“GAAP”) whereby a tax position is recognized as a benefit only if it is more likely than not that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is more likely than not of being realized on examination. For tax positions not meeting the more likely than not test, no tax benefit is recorded. Based on the Company’s analysis of the tax positions there has been no liability recorded for uncertain tax positions as of September 30, 2016. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next year.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest and income tax expense, respectively. The Company has no amounts accrued for interest or penalties as of September 30, 2016.

The Company is subject to possible income tax examination by Federal and state taxing authorities for open tax years. The Company is no longer subject to examination by these taxing authorities for years before 2012. In addition, the Company files tax returns in Canada, Germany, the United Kingdom, Hong Kong, France and China.

Open tax years vary by jurisdiction. The open years are based on general rules. Most jurisdictions have legislation allowing for an extension of the statute due to circumstances such as fraud, willful intent to understate tax liability and material understatement of revenue. State income tax returns are generally subject to examination for a period of 3 – 5 years after filing of the respective return. The state impact of any federal changes remains subject to examination. If a return was not filed in a particular jurisdiction and it is determined that it should have been filed then there is no statute of limitation.

One of the Company’s domestic subsidiaries is currently under IRS exam for the short tax year ending July 31, 2013.The Company is not currently under any state income tax examinations nor have there been any past state income tax examination. The Company’s principal subsidiaries in Germany and the UK have open tax years from 2012.

The Company considers its undistributed earnings in its foreign subsidiaries to be indefinitely reinvested and therefore has not recorded a provision for U.S. income tax or foreign withholding taxes on such cumulative undistributed earnings. As of September 30, 2016, such undistributed earnings totaled approximately $34,200. Should these earnings be distributed at a later date, based on a reassessment of where these earnings would be most optimally invested, the company may incur additional taxes related such distributions.

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

NOTE 11—COMMITMENTS AND CONTINGENCIES

Operating Lease Agreements: The Company has operating leases for certain manufacturing and warehousing facilities, which include payment of property taxes, utilities and certain other expenses, and expire at various dates through March 2026. The Company accounts for operating lease transactions by recording rent expense on a straight line basis over the expected life of the lease, starting on the date it gains possession of leased property. The Company includes improvement allowances and rent holidays received from landlords and the effect of any rent escalation clauses as adjustments to straight line rent expense over the expected life of the lease. The Company also has month-to-month operating leases, which are expensed as incurred.

Total rental expense under all operating leases aggregated $3,428 for the year ended September 30, 2016. As of September 30, 2016, future minimum lease commitments payable are as follows:

2017	$3,307
2018	2,155
2019	1,418
2020	852
2021	436
Thereafter	1,028

Litigation and Claims: The Company is party to legal proceedings arising from its operations. Related reserves are recorded when it is probable that liabilities exist and where reasonable estimates of such liabilities can be made. While it is not possible to predict the outcome of any of these proceedings, the Company’s management, based on its assessment of the facts and circumstances now known, does not believe that any of these proceedings, individually or in the aggregate, will have a material adverse effect on the Company’s financial position. The Company does not believe that, with respect to any pending legal matters, it is reasonably possible that a loss exceeding amounts already recognized may be material. However, actual outcomes may be different than expected and could have a material effect on the company’s results of operations or cash flows in a particular period.

Environmental Matter: The Company and the former owners of its subsidiary, Para-Chem, are parties to an Asset Purchase Agreement (“the Agreement”) dated December 13, 2010. The Company acquired the environmental matter discussed below as part of the Agreement.

In the mid-1980s, the Para—Chem facility located in Simpsonville, South Carolina was designated by the Environmental Protection Agency (“EPA”) as a Superfund Site and placed on the National Priorities List. On September 27, 1993, the EPA issued a Record of Decision (“ROD”), which was subsequently amended on December 23, 1999, regarding the cleanup of the site. This ROD set forth an agreement for remediation of the site, primarily based upon continued groundwater extraction and treatment for up to 20 years. Prior to the acquisition, Para-Chem addressed the matters in the ROD, except for the annual maintenance issues, which are expected to continue for the foreseeable future.

At the date of the Transaction, the Company recorded a $3,700 for the expected cost to be incurred for this matter. The Company’s environmental liability totaled $3,700 at September 30, 2016.

The Company considers groundwater monitoring and remediation costs to be operating expenses, and consequently, expenses these costs as incurred. The Company’s Statement of Income includes $166 for these costs, which are included in general and administrative expense, for the year ended September 30, 2016.

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

NOTE 12—ACCUMULATED OTHER COMPREHENSIVE INCOME

The components of accumulated other comprehensive income are as follows as of September 30, 2016:

Defined benefit pension plan adjustments, net of tax	$(2,460)
Cumulative foreign currency translation adjustment	(7,384)

$(9,844)

NOTE 13—RELATED PARTY EXPENSES

Beginning June 18, 2015 the Company entered into an agreement to pay management fees to American Securities, LLC (“American Securities”). The annual management fee is $2,500 and is payable quarterly. The Company incurred $2,500 of management fee expenses to American Securities for the year ended September 30, 2016, which is included in general and administrative expenses. The Company reimburses American Securities for travel and other miscellaneous expenses which totaled $328 for the year ended September 30, 2016. The Company does not have any amount payable to American Securities at September 30, 2016.

NOTE 14—PROFIT INTERESTS AND PHANTOM STOCK

Beginning in June 2015, the Company implemented a Compensatory Class B Unit Grant Agreement, which allows the general partner of ASP Royal Holdings LLC to issue profits interests in the form of Compensatory Class B Units to employees, non-employee managers and key advisors, as defined (collectively the “Grantee”). These units qualify as stock-based compensation and are accounted for as such. Up to 200,000 units can be issued under the Agreement. The Time-Vesting Units vest equally over five years based on the anniversary date from the grant date. The Performance-Vesting Units vest over five years and are based on the Company achieving Targeted EBITDA, as defined, in each fiscal year beginning in 2016. To the extent that the annual EBITDA Target is not achieved there is also a Cumulative EBITDA Target, as defined. The contractual life of the units cannot exceed 10 years. The grantees do have the option of converting vested Class B units to Class A Units within the 10 year life for a conversion price of $100—$162 per unit (actual Dollars). No units have been granted to non-employees.

The following is a summary of the activity with respect to the Company’s Compensatory Class B Unit Grant Agreement:

	Time Vesting Units	Performance Vesting Units	Total Units	Weighted- Average Exercise Price
Outstanding as of October 1, 2015	66,430	66,430	132,860	$100
Granted	11,224	11,224	22,448	$114
Forfeited	(350)	(350)	(700)	100

Outstanding as of September 30, 2016	77,304	77,304	154,608	$102

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

A summary of the status of the Company’s unvested options as of September 30, 2016 and changes during the year ended September 30, 2016 is presented below:

	Time Vesting Units	Performance Vesting Units	Total Units	Weighted-Average Grant Date Fair Value
Nonvested at October 1, 2015	66,430	66,430	132,860	$39.81
Granted	11,224	11,224	22,448	$44.74
Vested	(14,639)	(14,639)	(29,278)	39.80
Forfeited	(312)	(312)	(624)	39.81

Nonvested at September 30, 2016	62,703	62,703	125,406	$40.70

In the event of a change in control, as defined, all of the units are vested provided that the Company has satisfied certain performance metrics. Further, if the Grantee ceases to be employed by the Company or to provide services for the Company, the Compensatory Class B Unit Grant Agreement shall terminate and all those units not vested will no longer be deemed outstanding. Royal Holdings has the right but not the obligation to repurchase all or part of any vested units at their fair market value or other price set forth in the Grant Agreements.

Management has valued the units issued during the years ended September 30, 2016 using the following key assumptions:

Dividend Yield	0%
Discount for Lack of Marketability	25%
Expected Term	10 years
Risk Free Rate	1.60 – 2.13%
Volatility	40%

The estimated grant date fair value of the units granted during the years ended September 30, 2016 is $1,004. Compensation expense of $1,918 was recorded related to this plan during the years ended September 30, 2016. As of September 30, 2016, the Company has unrecognized compensation cost of $4,319. The weighted-average remaining expected life 4.33 years and the weighted-average remaining contractual term is 9.66 years. The grant date fair value of shares vested under the Plan for the year ended September 30, 2016 is $1,165. The company recognizes forfeitures as they occur.

In December 2015, ADCO Europe Holding GmbH, a wholly owned subsidiary of the Company implemented a phantom stock plan and entered into Bonus Award Letter Agreements with certain employees, non-employee managers and key advisors which entitles grantees to a cash payment upon a Sales Transaction, as defined therein, equal to the product of (1) the payment that such Phantom Grantee would receive as if such Phantom Grantee held a specified number of Compensatory Common Units, and (2) a specified Accrual Percentage, as defined therein. The bonus awards will vest partially over time and partially on the event of meeting certain financial measures. Participants will continue to vest as long as they provide services to the company, but any unvested awards will be forfeited upon termination of service. The Company has awarded approximately 29,400 units to key individuals. In addition, Chemque, another wholly owned subsidiary of the Company has awarded approximately 2,400 units.

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Because the payment under the phantom stock plan is contingent on the occurrence of a future performance condition such as a public offering or other liquidating event and requires continuation of employment, no compensation expense will be recorded until that event occurs and the amounts are estimable.

NOTE 15—INCENTIVE PLANS

Certain members of the Company’s management are eligible to participate in the Royal Management Incentive Plan (“MIP”) and eligible to receive compensation based on the achievement of personal goals and the results of the Company for the years ended September 30, 2016. Eligibility and Bonus Opportunity Target Percentages, as defined, are recommended each year by the compensation committee and approved by the Company’s board of directors.

The Company also offers a Sales Incentive Plan (“SIP) to certain sales employees with the achievement of business results through the accomplishment of individual territory sales revenue targets, personal objectives and divisional material margin.

The Chief Executive Officer will review and evaluate the eligible bonus payout calculations and make the formal recommendation as to the bonus earnings of each plan participant. The Board of Directors will make the final determination of all awards, taking into account the recommendations of the Chief Executive Officer. Compensation expense associated with these incentive plans for the year ended September 30, 2016 was $5,818.

NOTE 16—EMPLOYEE BENEFIT PLANS

Defined Contributions Plans: The Company sponsors three separate defined contribution 401(k) plans covering substantially all domestic employees; one plan for the Michigan collective bargaining agreement, one plan for the Indiana collective bargaining agreement, and one plan for all non-union employees. Under all plans, eligible employees may contribute a portion of their salaries subject to Internal Revenue Service limitations. The Company does not make a matching contributions under the Michigan collective bargaining agreement Plan. Under the Indiana collective bargaining agreement plan, the Company is required to match 1.3% to 5.0% of the employee’s gross weekly compensation, based on levels of service. Under the non-union plan, the Company is required to match 50% of participant contributions up to 6% of the participants’ salary.

Expenses under these defined contribution plans for the year ended September 30, 2016 were $908.

U.S. Pension Plan: The Company maintains a frozen pension plan sponsored by its subsidiary, ADCO Products, Inc. The Company provides a noncontributory defined benefit pension plan covering certain of the domestic employees of ADCO Products, Inc. subject to a collective bargaining agreement. The measurement date for the plan is September 30. The pension benefit obligation below is the projected and accumulated benefit obligation. The components of the benefit obligation, plan assets and funded status of the plan are as follows:

Change in projected benefit obligation:
Benefit obligation, beginning of year	$6,213
Interest cost	262
Actuarial loss	1,040
Benefits paid	(499)
Settlement loss	25

Benefit obligation, end of year	$7,041

Change in plan assets:
Fair value of plan assets, beginning of year	$4,535
Actual return on plan assets	357
Employer contributions	263
Benefits paid	(499)

Fair value of plan assets, end of year	$4,656

Accrued pension liability, end of year	$2,385

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Amounts in accumulated other comprehensive income that have not been recognized as components of net periodic benefit cost are as follows:

Unrecognized cumulative net loss, net of tax	$(969)

The components of net periodic benefit cost are as follows:

Interest cost	$262
Settlement loss	25
Expected return on plan assets	(343)

Total pension cost	$(56)

Weighted-average assumptions are as follows:

Discount rate during year	4.25%
Discount rate end of year	3.20%
Expected return on plan assets	5.50%
Rate of compensation increase	N/A

The Company’s expected long-term rate of return on plan assets is based on historical rates of return for a similar mix of invested assets.

All plan assets, presented above for the qualified defined benefit pension plan, are managed in accordance with an established investment policy. The expected long-term rate of return assumption above is reflective of this target allocation. Although periodic rebalancing occurs, actual allocations may vary due to investment performance and the need to maintain sufficient liquidity to service required benefit payments. The pension plan asset allocation at September 30, 2016, and target allocation for 2016 by asset category are as follows:

	Target	Actual
Equity securities	50 - 70%	61%
Cash and debt securities	30 - 50	37
Commodities	0 - 10	2

Total		100%

The Company’s investment strategy for its domestic plan equity assets is for approximately 70% of the equity investments to be invested in large capitalization domestic funds, 15% to be invested in small to mid-capitalization domestic funds and 15% to be invested in international funds. Fixed income

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

investments are invested in bond and guaranteed investment contract funds. Equity and debt securities and cash equivalents are valued at fair value using quoted prices in active markets (Level 1 inputs). Other assets are valued at fair value using a market approach and inputs that are directly or indirectly observable (Level 2 inputs).

Plan assets by category and fair value measurement level as of September 30, 2016, were as follows:

	Total	Level 1	Level 2	Level 3
Equity securities	$2,855	$2,855	$—	$—
Cash equivalents	66	66		—
Fixed income funds	1,735	—	1,735	—

	$4,656	$2,921	$1,735	$—

The expected benefit payments to be paid from its domestic plan assets for each of the next five years and the five-year period thereafter are as follows:

2017	$312
2018	319
2019	355
2020	455
2021	327
2022 - 2026	2,378

The Company expects to make contributions to its domestic plan of $94 in 2017. There is no minimum funding requirement in 2017

German Pension Plan: The Company maintains pension plans sponsored by its German subsidiary, Kömmerling Chemische Fabrik GmbH. The Company maintains unfunded defined benefit pension plans for certain of its German employees. The measurement date for the plan is September 30. The pension benefit obligation below is the projected benefit obligation. The components of the benefit obligation, plan assets and funded status of the plan are as follows:

Change in projected benefit obligation:
Benefit obligation, beginning of year	$12,198
Service cost	77
Interest cost	286
Actuarial loss	1,796
Benefits paid	(563)

Benefit obligation, end of year	13,794
Plan assets at fair value, end of year	—

Accrued pension liability	$13,794

Amounts in accumulated other comprehensive income that have not been recognized as components of net periodic benefit cost are as follows:

Unrecognized cumulative net loss, net of tax	$(1,490)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

The components of net periodic benefit cost are as follows:

Service cost	$77
Actuarial loss	1,796
Interest cost	286

Total pension cost	$2,159

The weighted average amortization period for the actuarial gain and loss is five years.    The net actuarial loss that is expected to be amortized from accumulated other comprehensive income (loss) into net periodic benefit costs during the year ended September 30, 2017 is ($614).

Weighted-average assumptions are as follows:

Discount rate during year	1.15%
Discount rate end of year	1.15%
Expected long-term rate of return on plan assets	N/A
Rate of compensation increase	2.50%

Benefits paid from the German pension plans were approximately $563 for the year ended September 30, 2016.

The expected benefit payment to be paid from the German pension plans for each of the next five years and the five-year period thereafter are as follows:

2017	$595
2018	614
2019	615
2020	645
2021	642
2022 – 2026	3,165

The Company expects to make contributions to the German pension of $0 in 2017, as none are required due to minimum funding requirements.